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                                                                   EXHIBIT 10.17

                                                         CONFIDENTIAL MEMORANDUM
                                                                   AND
                                                       2000 STOCK INCENTIVE PLAN
                                                          STOCK OPTION AGREEMENT

TO:

FROM:             ALFRED G. HANSEN, CEO

SUBJECT:          STOCK OPTION AWARD                                   DATE:

I am pleased that you have been selected by the Stock Incentive Plan Committee of the Board of Directors to receive an option for shares of the common stock of EMS Technologies, Inc. When signed by you and validated by the initials of the Company's Secretary, this Memorandum will be the Agreement evidencing your option.

As was true in 2005, the options have a six-year expiration date, and vest at a rate of 25% per year over a four-year period. This year, for the first time, vesting at each of the four vesting dates is also subject to the performance condition that your division (or the company as a whole in the case of corporate personnel) achieves at least 80% of its target earnings for the calendar year preceding each vesting date. The target earnings will be determined at the beginning of each year as part of the annual plan as approved and recorded for compensation purposes by the Compensation Committee of the Board of Directors. In the event you change divisions during any year, the performance condition will be based on the division with which you are employed for the greatest amount of time during the year.

The new performance condition reflects an important trend in compensation philosophy, and growing investor insistence that management rewards be based on the delivery of performance that enhances shareholder value.

Your option has the following terms:
  Grant Date:                                         Total Shares:

  Expiration Date:                                    Exercise Price:

1st Date for Exercise:                                Number of Shares:       *
2nd Date for Exercise:                                Number of Shares:       *
3rd Date for Exercise:                                Number of Shares:       *
4th Date for Exercise:                                Number of Shares:       *

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*Subject to achievement of performance conditions

Your option is also subject to the other terms specified in the Terms of Stock Option, Form 2/16/00. For Atlanta and Ottawa employees, this document is available on our intranet, MyEMS\EMSTOnline. To view this document, start from the Home page of MyEMS, select the tab Document Library at the top of the page. Scroll down and select the folder on the left called Documents. Now select Human Resources and then Stock Plans. At this site, you will find the 2000 Plan, and the Prospectus that describes our options and outlines information, such as tax consequences, related to exercising your option.

This option grant was recommended by EMS management based on your current and potential contributions to our Company's overall success. In addition to being performance based, it is a long-term incentive, and for this reason requires continued employment to become exercisable, and to remain exercisable for its full six-year life. It is our hope and goal that, as a result of our combined efforts over these next six years, and the achievement of our performance objectives, EMS stock will become worth substantially more than the exercise price. In this way, the option program allows top performers to share in the Company's long-term growth and success.

________, thank you for your contributions to EMS Technologies. Your talents and hard work are important reasons for the Company's exciting future. I look forward to continuing our work together to achieve our potential for success.

                 ***********************************************

I acknowledge and accept this Stock Option Agreement,
including the terms and conditions set forth in Terms
of Stock Option, Form 2/16/00.                                  Validated
                                                                ---------
________________________________    ________________, 2006      Secretary
Signature

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